                                                               EXHIBIT 3(C)(III)

            SELLING GROUP AGREEMENT BY AND AMONG AMERICAN GENERAL
               SECURITIES INCORPORATED, THE   UNITED STATES LIFE
                  INSURANCE COMPANY IN THE CITY OF NEW YORK,
                   ___________________________________, AND
                  ___________________________________________

This Selling Group Agreement ("Agreement") is made by and among AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI") a Texas Corporation, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL"), a New York domiciled life insurance company, ____________________________ ("Selling Group Member"), a ___________ corporation and __________________________ ("Associated Agency"), a
__________________ corporation.

                                   RECITALS

WHEREAS, USL is a wholly owned indirect subsidiary of AMERICAN GENERAL CORPORATION ("AGC"), a Texas corporation;

WHEREAS, AGSI is a wholly owned indirect subsidiary of AGC;

WHEREAS, USL and AGSI are affiliates under the ultimate common control of AGC pursuant to the insurance laws of the State of New York;

WHEREAS, USL and AGSI are parties to a Distribution Agreement whereby USL has granted AGSI a non-exclusive right to promote the sale of USL products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein has been non-disapproved by the New York Insurance Department;

WHEREAS, Selling Group Member and the Associated Agency are not affiliates of USL or AGSI;

WHEREAS, AGSI, USL, Selling Group Member and the Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. PRODUCT DISTRIBUTION. Subject to the terms, conditions and limitations of this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.
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(a)  Designation of the Parties.

     AGSI is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A.

     USL is a New York licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the New York Insurance Department (as discussed in Paragraph
     (c) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

     Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act.

     Selling Group Member has NASD registered representatives who will distribute the Contracts.

     The Associated Agency is a New York licensed insurance agency and will be appointed by USL as an agent of USL with the New York Insurance Department. The relationship between the Associated Agency and USL is that of an independent contractor.

     The NASD registered representatives affiliated with Selling Group Member are also New York licensed insurance agents of the Associated Agency and will be appointed by USL as agents of USL with the New York Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and USL is that of independent contractor.

     AGSI hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

     The appointment by AGSI of Selling Group Member and the Sales Persons and the appointment by USL of the Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to New York sales of the Contracts.

(b)  Responsibilities Of The Parties/Compliance.

                                       2
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     (i)  SELLING GROUP MEMBER/SALES PERSONS.

          Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over the Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

          Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise the Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold USL and AGSI harmless from any financial claim resulting from improper suitability decisions or failure to supervise the Associated Agency and the Sales Persons in accordance with federal securities laws and NASD regulation.

          Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by AGSI or USL, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

          Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and the NASD relating to broker-dealers.

          Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGSI, Selling Group Member and the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify AGSI if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

          The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to

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          the sale of the Contracts will be between USL, the Associated Agency, the Sales Persons and the prospective purchaser.

          The Sales Persons are authorized to collect the first purchase payment or premium (collectively "Premiums") on the Contracts. The Sales Persons will in turn remit the entire Premiums to USL.

          The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or the Associated Agency by USL. All completed applications and supporting documents are the sole property of USL and shall be retained by or on behalf of USL in accordance with New York Insurance Regulation 152.

    (ii)  THE ASSOCIATED AGENCY/SALES PERSONS.

          The Associated Agency is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts. The Associated Agency warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts. Associated Agency shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by New York Insurance Law. Associated Agency will fully comply with the requirements of New York Insurance Law and Regulations.

          Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGSI, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify AGSI if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

          The Sales Persons shall complete a "Definition of Replacement Form" with each application for the Contracts. The "Definition of Replacement Form" shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed "Definition of Replacement Form" to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with New York Insurance Regulation 60.

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    (iii) USL.

          USL will determine in its sole discretion whether to accept and issue Contracts submitted to USL by the Sales Persons.

          USL will return any incomplete applications to the Sales Persons.

          USL will provide the Sales Persons with all policy forms, the "Definition of Replacement Form" and any other regulatory forms required to be completed in connection with the Contracts.

          USL will inform the Associated Agency, the Sales Persons and Selling Group Member regarding any limitations on the availability of the Contracts in New York.

          USL represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. USL agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Act of 1940, common law, or otherwise, that arise out of a breach of this paragraph.

    (iv)  AGSI.

          AGSI is authorized by USL to offer the Contracts to Selling Group Member for sale by the Sales Persons through the Distribution Agreement described herein.

(c) New Products.

    USL and AGSI may propose and USL may issue additional or successor products, in which event Selling Group Member, the Associated Agency and the Sales Persons will be informed of the product and its related Commission schedule. If Selling Group Member and the Associated Agency do not agree to distribute such product(s), they must notify AGSI in writing within 10 days of receipt of the Commission Schedule for such product(s). If Selling Group Member and the Associated Agency do not indicate disapproval of the new product(s) or the terms contained in the related Commission Schedule, Selling Group Member and the Associated Agency will be deemed to have thereby agreed to distribute such product(s) and agreed to the related Commission Schedule which shall be attached to and made a part of this Agreement.

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(d) Sales Material/Books and Records.

    The Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by USL or unless USL has provided prior written approval for the use of such literature. In accordance with New York Insurance Law Regulation 152, the Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to USL and/or AGSI and shall forward such records to USL and AGSI. Additionally, Selling Group Member and/or the Associated Agency shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which may have regulatory authority over USL or AGSI. The Associated Agency and Selling Group Member jointly and severally hold USL, AGSI and their affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by USL, or (ii) although previously approved, has been disapproved by USL in writing for further use.

    Selling Group Member will reflect all sales of the Contracts by the Associated Agency and the Sales Persons on the books and records of Selling Group Member. Selling Group Member hereby designates the principal place of business of the Associated Agency as an Office of Supervisory Jurisdiction of Selling Group Member.

(e) Prospectuses.

    Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered con-currently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. USL and AGSI shall furnish Selling Group Member and the Associated Agency, at no cost to Selling Group Member or the Associated Agency, reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.  COMPENSATION.

    USL will remit to the Associated Agency all compensation set forth in Schedule B annexed hereto. USL will not accept or otherwise honor any assignment of compensation by the Associated Agency in connection with the sale of the Contracts, unless such assignment complies with all applicable New York law.

3.  CUSTOMER SERVICE AND COMPLAINTS.

    The parties agree that USL may contact by mail or otherwise, any client, agent, account executive, or employee of the Associated Agency or other individual acting in a similar capacity if deemed appropriate by USL, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. USL will handle and process all complaints associated with the sale of the Contracts under this Agreement.

4.  INDEMNIFICATION.

    Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify AGSI and USL against any and all claims, liabilities and expenses incurred by either AGSI or USL, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract.

    USL hereby agrees to indemnify and hold harmless Selling Group Member and each of its employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and the Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, New York Insurance Laws or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon USL's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.  FIDELITY BOND.

    The Associated Agency represents that all directors, officers, employees and Sales Persons of the Associated Agency licensed pursuant to this Agreement or who have access to funds of USL are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at the Associated Agency's expense.

    Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity transactions. The Associated Agency acknowledges that USL may require evidence that such coverage is in force and the Associated Agency shall promptly give notice to USL of any notice of cancellation or change of coverage.

    The Associated Agency assigns any proceeds received from the fidelity bond company to USL to the extent of USL's loss due to activities covered by the bond. If there is any deficiency, the Associated Agency will promptly pay USL that amount on demand. The Associated Agency indemnifies and holds harmless USL from any deficiency and from the cost of collection.


6.  LIMITATIONS ON AUTHORITY.

    The Contract forms are the sole property of USL. No person other than USL has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by USL. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of USL, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind USL or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of USL.

7.  ARBITRATION.

    The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, NASD, or any registered national securities exchange. Arbitration may be initiated by serving or mailing a written notice. The notice must specify which rules will apply to the arbitration. This specification will be binding on all parties.

    The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

8.  GENERAL PROVISIONS.

    (a) Waiver.

        Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

    (b) Independent Assignment.

        No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of USL. Furthermore, except as provided below, this Agreement and any rights pursuant hereto shall be assignable only upon the written consent of all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

    (c) Notice.

        All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre- paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows:

        If to USL:

                  The United States Life Insurance Company in
                             the City of New York
                                125 Maiden Lane
                            New York, NY 10038-4992
                          Attention:  General Counsel

        If to Selling Group Member:

                                   _____________________
                                   _____________________
                                   _____________________
                        Attention: _____________________

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        If to AGSI:

                   American General Securities Incorporated
                              2727 Allen Parkway
                             Houston, Texas 77019
                        Attention: F. Paul Kovach, Jr.


        If to the Associated Agency:

                                   _____________________
                                   _____________________
                                   _____________________
                        Attention: _____________________

        or to such other persons or places as each party may from time to time designate by written notice.

    (d) Severability.

        To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

    (e) Amendment.

        This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

    (f) Entire Agreement.

        This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

    (g) Termination.

        This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B.

    (h) Governing Law.

        This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.

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

By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date: ______________________________________


SELLING GROUP MEMBER

Address:                  _______________________________________________

                          _______________________________________________


Signature:                _______________________________________________

Name & Title:             _______________________________________________


THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                          125 MAIDEN LANE
                          NEW YORK, NY 10038


Signature:                _______________________________________________

Name & Title:             _______________________________________________


THE ASSOCIATED AGENCY

Address:                  _______________________________________________

                          _______________________________________________



Signature:                _______________________________________________

Name & Title:             _______________________________________________


AMERICAN GENERAL SECURITIES INCORPORATED
                          2727 ALLEN PARKWAY
                          HOUSTON, TX 77019


Signature:                _______________________________________________

Name & Title:             _______________________________________________

                                       12
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SCHEDULE A-1 - GENERATIONS VARIABLE ANNUITY
CONTROL DATE - MAY 1, 2000

       THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                      CONTRACTS COVERED BY THIS AGREEMENT

                              REGISTRATION FORMS   SEPARATE
Contract Name                   AND NUMBERS        ACCOUNT
-------------                 -----------------------------

GENERATIONS Variable Annuity  Form N-4              USL VA-R
                              Nos. 811-09007
                                   333-63673

SCHEDULE B-1 - GENERATIONS VARIABLE ANNUITY
CONTROL DATE - MAY 1, 2000



                   THE UNITED STATES LIFE INSURANCE COMPANY
               IN THE CITY OF NEW YORK AND THE ASSOCIATED AGENCY

This Schedule B is attached to and made a part of the Selling Group Agreement ("Agreement") to which it is attached. It is subject to the terms and conditions of the Agreement. In no event shall USL be liable for the payment of any commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed prior to the commencement of such solicitation.

1.   COMPENSATION TO ASSOCIATED AGENCY.

     A commission will be paid to the Associated Agency as to the sale of the Generations Variable Annuity as set forth in Schedule A according to one of the following schedules. (See Broker/Data Sheet attached hereto and incorporated by reference herein for compensation schedule currently in effect.) (1) 6% of the aggregate Purchase Payments received and accepted by USL with a properly completed application or as subsequent Purchase Payments under the Certificates after the Certificate is in force; (2) 4.75% of such aggregate Purchase Payments, plus 0.25% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment and continuing through the end of the seventh year following receipt of the Purchase Payment, followed by a 0.50% trail commission at the end of the third month of the eighth year following receipt of the initial Purchase Payment; (3) 5.0% of such aggregate Purchase Payments, plus a 0.25% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment and continuing through the end of the seventh year following receipt of the Purchase Payments, followed by a 0.50% trail commission commencing at the end of the third month of the eighth year following receipt of the initial Purchase Payment; (4) 5.5% of such aggregate Purchase Payments, plus at 0.50% trail commission commencing at the end of the third month of the eighth year after receipt of the initial Purchase Payment; or (5) 2.25% of such aggregate Purchase Payments, plus a 0.75% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

     "Trail commission" refers to an amount equal to an annual percentage of the Certificate Account Value. Trail commissions will be initially calculated as of the date specified in the above paragraph. Once trail commissions have commenced, trail commissions shall be computed on each quarterly Certificate anniversary by multiplying 0.0625% (in the case of a 0.25% trail commission), 0.125% (in the case of a 0.50% trail commission) or 0.1875% (in the case of a 0.75% trail commission) by the Certificate Account Value computed on each quarterly Certificate anniversary. Trail commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. Trail commissions shall continue until annuitization, surrender, or death which requires distribution of the Certificate Account Value.

2.   COMMISSION REDUCTIONS:

     (a) FREE LOOK. If a Certificate is returned to USL pursuant to the "Free Look" provision of the Certificate, the full commission paid by USL will be returned to USL or, in the absence of such return, charged back to the Associated Agency.

     (b) REDUCTIONS FOR PURCHASE PAYMENTS AT AGE 81 AND LATER. A 50% commission reduction shall apply with respect to Purchase Payments made on or after the Annuitant's eighty-first birthday (regardless of whether the Certificate has a Contingent Annuitant). Such commission reduction is not applicable to trail commissions.

     (c)  CHARGEBACKS.

          (i) CHARGEBACKS FOR WITHDRAWALS. The following commission chargebacks shall apply on full or partial withdrawals (excluding withdrawals made pursuant to the Systematic Withdrawal Program that are within the 15% Free Withdrawal Privilege, as defined in the Certificate):

                (A) 100% for full or partial withdrawal of a Purchase Payment made during the first six months following its receipt; and

                (B) 50% for full or partial withdrawal of a Purchase Payment made during the next six months following its receipt.

          (ii) CHARGEBACKS IN OTHER SITUATIONS. A 100% chargeback shall apply if USL, in its sole discretion, determines not to issue or to rescind the Certificate.

     In no event shall any commission adjustment or chargeback be assessed for termination of a Certificate because of the death of the Annuitant or Owner during the periods specified above.

(d)   NO COMPENSATION PAYABLE.  No compensation shall be payable:

     (i) if USL, in its sole discretion, determines not to issue the Certificate applied for or rescinds the Certificate;

     (ii) if USL refunds all or any portion of the Purchase Payments as a result of a complaint or grievance;

     (iii) if USL determines that a Purchase Payment made within 60 days following a prior partial withdrawal, including systematic withdrawals, is reasonably believed to be a reinvestment of part or all of the prior partial withdrawal;

     (iv) if the Owner, at the time the Certificate is purchased, is a bona-fide employee of USL; provided, however, that the Owner shall have completed, at the time the Certificate is purchased, appropriate documents supplied by USL which provide for a waiver of all surrender charges; or

     (v) if USL or Distributor determines that any sales person signing an application or any person or entity receiving compensation for soliciting purchases of the Certificates is not duly licensed to sell the Certificates in the state or jurisdiction of such attempted sale and registered or otherwise qualified under the 1934 Act and rules thereunder any applicable state laws and rules governing broker-dealer and their related persons.

3.   GENERAL COMPENSATION PROVISIONS.

     The Associated Agency agrees to promptly deliver Certificates and holds USL harmless from and against any claim arising from market loss to the Owner of the Certificate resulting from late delivery by the Associated Agency.

Unless otherwise agreed, the Associated Agency shall forward to USL the first full payment collected by the Associated Agency, without deduction for compensation.


                                      16